    As filed with the Securities and Exchange Commission on October 29, 1998
                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                   FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                       PRECISION OPTICS CORPORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MASSACHUSETTS                                04-2795294
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                 Identification No.)

                           ---------------------------

                                22 East Broadway
                          Gardner, Massachusetts 01440
                                 (978) 630-1800

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        JACK P. DREIMILLER                      COPY TO:
        SENIOR VICE PRESIDENT, FINANCE          EDWARD A. BENJAMIN, ESQUIRE
        AND CHIEF FINANCIAL OFFICER             ROPES & GRAY
        PRECISION OPTICS CORPORATION            One International Place
        22 East Broadway                        Boston, MA 02110-2624
        Gardner, Massachusetts 01440            (617) 951-7434
        (978) 630-1800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of Shares                 Amount to be          Proposed Maximum       Proposed Maximum      Amount of
to be Registered                Registered            Offering Price Per     Aggregate Offering    Registration Fee
                                                      Share (1)              Price (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock - $.01 Par Value    1,086,900                 $1.375                $1,494,488             $416
-------------------------------------------------------------------------------------------------------------------

(1) Estimated, pursuant to Rule 457(c), solely for purposes of calculating the registration fee based on the average of the high and low sales prices of the Registrant's Common Stock on October 27, 1998 as reported on the Nasdaq SmallCap Market, which date is within five business days of the date of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                                OCTOBER 29, 1998

                       PRECISION OPTICS CORPORATION, INC.

                        1,086,900 Shares of Common Stock

                                -----------------

         All of the shares of Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), common stock, par value $.01 per share (the "Common Stock"), offered hereby (the "Shares") are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The Common Stock is traded on the NASDAQ SmallCap Market under the symbol "POCI." On October 27, 1998, the last reported sale price of the Common Stock was $1.25 per share.

         THE COMMON STOCK OFFERED HEREBY INVOLVES A DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         The Company will not receive any of the proceeds from the sale of the Common Stock. Any or all of such Common Stock covered by this Prospectus may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

         The Selling Stockholders named herein have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus. It is anticipated, however, that the Selling Stockholders, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions on the Nasdaq SmallCap Market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. To the extent required, the specific Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholders other than underwriting discounts and commissions and transfer taxes, if any.

         The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

                           ---------------------------

                 The date of this Prospectus is __________, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site (at http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants, including the Company, that file electronically with the Commission.

         The Company has filed with the Commission a registration statement (the "Registration Statement", which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to herein are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Registration Statement was filed electronically with the Commission and is available on the Commission's web site (at http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus and made a part hereof:

                  (i) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, including portions of the Company's Proxy Statement dated October 14, 1998, relating to the Company's 1998 Annual Meeting of Stockholders, incorporated therein.

                  (ii) The Description of the Company's Common Stock contained in its registration statement on Form S-1, File No. 33-43929, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of filing of the Registration Statement and prior to the effectiveness of the Registration Statement and (ii) after the date of this Prospectus and prior to the termination of the offering shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, upon written or oral request, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: Jack
P. Dreimiller, Precision Optics Corporation, Inc., 22 East Broadway, Gardner, Massachusetts 01440, (978) 630-1800.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS AND IN FORWARD-LOOKING STATEMENTS MADE FROM TIME TO TIME BY THE COMPANY ON THE BASIS OF MANAGEMENT'S THEN-CURRENT EXPECTATIONS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED OR REFERRED TO BELOW.

         Prospective purchasers of the Shares offered hereby should consider carefully the risks associated with investing in the Shares, including the principal risk factors set forth below:

MARKET VOLATILITY

         The Common Stock of the Company has had a public market since November 1990. The stock market has from time to time experienced significant price and volume fluctuations, particularly in the high technology and medical products sectors, which may be unrelated to particular companies' operating performance. Factors such as the Company's or its competitors' product failures or announcements of technological innovations or new products may have a significant impact on the market price of the Company's Common Stock. In addition, to date, the Company's Common Stock has had limited float and trading activity.

WDM AND OTHER NEW PRODUCTS

         The Company plans to devote the majority of its research and development resources to the development and marketing of new products, particularly in the area of Wavelength Division Multiplexer (WDM) optical thin films. The Company is in the process of developing WDM thin film prototypes capable of reliably meeting a strict set of operating specifications supplied to the Company by potential customers. No assurance can be given that these efforts will be successful or that the Company will succeed in developing and marketing WDM thin films or other new products. Moreover, certain domestic and foreign companies have commenced marketing products embodying alternative WDM technologies which will compete with the Company's WDM products. There can be no assurance that the Company's WDM products, if and when successfully developed, will be perceived in the marketplace as more cost-effective, efficient and reliable than these alternative products. Based upon the Company's expectations as to market acceptance of its WDM products, the Company expects to continue to increase its research and development expenditures as the Company continues its product development and marketing efforts and expands its operations in the WDM area. Future operating results may be materially adversely affected if development efforts with respect to its new products are unsuccessful or if sales of these products are below expectations.

RELIANCE UPON KEY PERSONNEL AND SCIENTIFIC TALENT

         The Company depends to large extent on a small number of key scientific, technical, managerial, and marketing personnel, loss of any of whose services could have a material adverse effect on the Company's operations. The Company's business depends to a large extent on the Company's ability to employ persons with a high degree of scientific and technical talent. Competition for the services of such persons is intense and there can be no assurance that the Company will be able to attract or to retain individuals possessing the qualifications the Company requires. The Company believes its success is highly dependent upon the services and reputation of both its Chief Executive Officer, Mr. Richard E. Forkey and its Vice President, Operations, Mr. Kumar M. Khajurivala. Loss of either Mr. Forkey's or Mr. Khajurivala's services and scientific contributions would materially adversely affect the company's business.

RECENT HISTORY OF LOSSES

         The Company has incurred net operating losses in each of the last six quarterly periods ending June 30, 1998. These net operating losses totaled approximately $2,725,000 during this eighteen-month period, and the Company has an accumulated deficit of approximately $2,132,000 at June 30, 1998. The Company attributes these losses largely to its transition away from night vision products and services sold primarily under contracts or subcontracts with the United States Government, and its concentration of research and product development resources on new products, principally in the area of optical thin films technology for the telecommunications and semi conductor industries. New products embodying this technology are still in development and have not yet generated appreciable revenues for the Company. There can be no assurance that development of such products will be successfully completed and, if so, that significant revenues will result from the Company's initiatives in the optical thin films area. Consequently, there can be no assurance that the Company will achieve profitability as a result of such initiatives.

FLUCTUATION IN QUARTERLY RESULTS

         The Company's quarterly operating results may vary significantly depending upon factors such as the timing of the completion of significant orders, the timing of research and development expenditures and costs of initial product production in connection with new products, the timing of new product introductions by the Company and its competitors and market acceptance of new products or enhanced versions of the Company's existing products. In addition, the Company's operating results may fluctuate as a result of increased competition or delays in the introduction or acceptance of new products in the market. There can be no assurance that the Company will be able to grow or sustain revenues or achieve or maintain profitability on a quarterly or annual basis or that levels of revenue and/or profitability may not vary over any such period.

COMPETITION

         The industries in which the Company competes are highly competitive. Many of the Company's existing competitors, as well as a number of potential competitors, are larger and have significantly greater financial resources and manufacturing capabilities, more established and larger marketing and sales organizations and larger technical staffs than the Company. Other companies, some with greater experience in the telecommunications, optics, semiconductor or medical products industries and greater financial resources than the Company, are seeking to produce products and services that compete with those of the Company. To the extent that other domestic or foreign companies offer more sophisticated, cost-effective, efficient or reliable products and services than the Company, the Company's business could be materially adversely affected.

SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

         Revenues from the Company's three largest customers were approximately 22%, 14% and 10%, respectively, of total revenues for the fiscal year ended June 30, 1998, and revenues from the Company's two largest customers were approximately 38% and 23%, respectively, of total revenues for the fiscal year ended June 30, 1997. No other customers accounted for more than 10% of the Company's revenues during those periods.

FOOD AND DRUG ADMINISTRATION ACTIONS

         The United States Food and Drug Administration (the "FDA") has determined that the Company may market its currently existing medical products that are currently being sold in the United States. Prior FDA approval may be required before the Company can market additional medical products that the Company may develop. The Company may also seek to sell some of its current or future medical products in a manner that requires the Company to obtain FDA permission to market such products, as well as the regulatory approval or license of other federal, state, or local agencies or analogous agencies in other countries. There can be no assurance that the Company will be able to maintain the FDA's permission to market its current products or obtain the necessary regulatory permission, approvals or licenses for the marketing of any of its other products. Furthermore, potential adverse FDA regulation affecting the Company which might arise from future legislation or administrative action cannot be predicted. In addition, FDA regulations may be established that could prevent or delay regulatory clearances or approval of the Company's products. The inability of the Company to secure any necessary licenses or regulatory approvals or permission from the FDA could have a material adverse effect on its business.

RISKS INHERENT IN PRODUCT DEVELOPMENT AND PRODUCTION UNDER FIXED PRICE CONTRACTS

         A significant portion of the Company's business has been and may continue to be devoted to research, development and production of optical systems for customers under fixed price contracts. The expenses incurred in meeting the Company's obligations under such contracts cannot be predicted with certainty, and there can be no assurance that such contracts will be profitable to the Company.

PROTECTION OF PROPRIETARY AND OTHER INFORMATION

         The Company holds rights to patents on certain products and technology. There can be no assurance that the Company will obtain additional patents with respect to current or future applications of its technology. The extent of patent protection provided by patents obtained by the Company cannot be predicted. There can be no assurance that the claims set forth in these patents will not be challenged. Patents may not afford the Company protection from competitors' independent duplication. Accordingly, prospective investors should not rely upon any patent to afford the Company any significant competitive advantage in marketing its products. The Company presently knows of no infringements of its patents. Although the Company plans to protect any patent it may have from infringement and to obtain patents whenever possible, it may not be able to assert any infringement claims or obtain additional patents because seeking such protection and obtaining such patents is both time consuming and expensive. Furthermore, although the Company has obtained confidentiality agreements from its employees and seeks such agreements from consultants and others who have access to the design of its products and proprietary information, no assurance can be given that the Company will be successful in protecting its proprietary rights with respect to such products and information.

INFRINGEMENTS ON OTHERS' PATENTS

         A significant portion of the company's business is devoted to the development, manufacture, and sale of advanced optical systems. The technologies used or to be used in these systems may infringe upon patents or proprietary technology held or owned by other persons. Should others claim a proprietary right to all or part of any technology used by the Company, such a claim, regardless of its merit, could involve the Company in costly litigation which could have a material adverse effect on the Company's operations. Moreover, such a claim could result in the Company's inability to use or sell such technology, which inability could have a material adverse effect on the Company's business.

AVAILABILITY OF CERTAIN SUPPLIES AND SERVICES

         Certain key supplies, including precision grade optical glass, are available from only a few sources, each of which is outside the United States. Furthermore, outside vendors grind and polish certain of the Company's lenses and other optical components, such as prisms and windows. Based upon its ordering experience to date, the Company believes the materials and services required for the production of its products are currently available in sufficient quantities. The Company's requirements are small relative to the total supply, and the Company is not encountering problems with availability. There can be no assurance, however, that the Company will continue to have timely access to adequate supplies of these materials and services in the future, that supplies of these materials and services will be available on satisfactory terms when the need arises or that key supplies will be available for new products the Company may develop. The inability to procure such materials and services in adequate quantities would have a material adverse effect on the Company's business. From time to time, certain of the Company's products may be produced for the Company by subcontractors. The failure of such subcontractors to make timely delivery could have a material adverse effect on the Company's business. Furthermore, in the event that manufacturers that integrate the Company's products or services into their own products or services are unable to acquire supplies and services from third parties in a timely fashion, the Company's business could be materially adversely affected.

ADEQUACY OF CURRENT FACILITIES

         The Company believes its current facilities are adequate for its current operations. The Company's operations may require additional space, however, in the event of a significant increase in production or the acquisition of substantial new equipment or if the Company itself begins to produce materials or supplies its presently purchases from others or otherwise expands its manufacturing capabilities. Such expansion could require significant expenditures by the Company.

PRODUCT LIABILITY CLAIMS AND UNINSURED RISKS

         To the extent that the Company has been and will be successful in developing, marketing, and selling new products, it is and will be exposed to liability resulting form such products' use. Although the Company has obtained product liability insurance against such claims, and no such claims have been asserted or threatened to date, there can be no assurance that the Company's insurance will be sufficient to cover all possible future liabilities.

ENVIRONMENTAL REGULATION

         The Company's operations are subject to a variety of federal, state and local laws and regulations relating to the discharge of materials into the environment or otherwise relating to the protection of the environment. From time to time the Company uses a small amount of hazardous materials in its operations. Although the Company believes that it is in compliance with applicable environmental laws and regulations, any failure to comply with such laws and regulations could have a material adverse effect on its operations.

                                   THE COMPANY

         The Company was organized and commenced operations as a Massachusetts corporation in 1982. The Company completed a private placement of 1,000,000 shares of Common Stock in August 1990, an initial public offering of 1,200,000 shares of Common Stock in November 1990, and a public offering of 1,176,250 shares of Common Stock in February 1992. In conjunction with these offerings, the Company issued warrants for a total of 320,000 shares of Common Stock to the selling agent and underwriters for the offerings. Before these offerings, the Company was privately held. The Company completed a private placement of 500,000 shares of Common Stock in June 1998. In conjunction with the June 1998 offering, the purchasers in such offering were issued warrants for an additional 500,000 shares of Common Stock.

         The Company designs, develops, manufacturers and sells specialized optical systems and components and optical thin film coatings. The Company's products and services include medical products for use by hospitals and physicians, advanced optical products and thin films and advanced optical system design and development services.

         The Company's principal executive offices are located at 22 East Broadway, Gardner, Massachusetts 01440 and its telephone number is (978) 630-1800.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds of the Common Stock offered hereby by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholders as of September 30, 1998, including the number of Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer all or a portion of the Shares for resale from time to time. See "Plan of Distribution."

                                                                                               Shares of Common
                                               Number of Shares                               Stock Beneficially
                                                of Common Stock      Number of Shares        Owned After Offering
                                              Beneficially Owned      of Common Stock       ----------------------
     Selling Stockholder                     Prior to Offering(1)     Offered Hereby        Number         Percent
     -------------------                     --------------------    ----------------       ------         -------

Special Situations Private Equity Fund, L.P.       750,000(2)             750,000            -0-             **
c/o Special Situations Fund III, L.P.
153 East  53rd Street
New York, NY 10022

                                                                                               Shares of Common
                                               Number of Shares                               Stock Beneficially
                                                of Common Stock      Number of Shares        Owned After Offering
                                              Beneficially Owned      of Common Stock       ----------------------
     Selling Stockholder                     Prior to Offering(1)     Offered Hereby        Number         Percent
     -------------------                     --------------------    ----------------       ------         -------

Special Situations Technology Fund, L.P.           250,000(3)           250,000                -0-            **
c/o Special Situations of Fund III, L.P.
153 East 53rd Street
New York, NY 10022

Nathan Newman                                       69,095               28,500(4)          40,595            **
c/o Equity Securities Investments, Inc.
5353 Wayzata Boulevard, Suite 600
St. Louis Park, MN 55416

Peter L. Hauser                                    198,000               14,000(4)         184,000          2.76%
c/o Equity Securities Investments, Inc.
5353 Wayzata Boulevard, Suite 600
St. Loius Park, MN 55416

Ralph Murphy                                        25,400                5,000(4)          20,400            **
278 Dakota Street
Prescott, WI 54021

Leighton C. Natt                                    16,100                4,500(4)          11,600            **
3 Point Road
Bayport, MN 55003

Holderness Leasing, Inc.                           135,650               34,900(4)         100,750          1.50%
c/o Helmar Nielson
1530 Queens Boulevard, #301
Charlotte, NC 28207

------------------------------


** The number of shares indicated does not exceed one percent of the number of shares of Common Stock outstanding.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each Selling Stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such Selling Stockholders' name. Percentage beneficial ownership is based on 6,677,595 shares of Common Stock outstanding as of September 30, 1998.

(2) Includes 375,000 shares which may be acquired within 60 days of the date of this Prospectus upon the exercise of outstanding warrants owned by Special Situations Private Equity Fund, L.P. ("SSPEF"). All Shares owned by SSPEF were issued, or are issuable upon the exercise of warrants issued, to SSPEF in a private placement on June 30, 1998. The Registration Statement of which this Prospectus is a part was filed pursuant to a Registration Rights Agreement dated as of June 30, 1998 among the Company, SSPEF and Special Situations Technology Fund, L.P. ("SSTF") (the "Registration Rights Agreement").

(3) Includes 125,000 shares which may be acquired within 60 days of the date of this Prospectus upon the exercise of outstanding warrants owned by SSTF. All Shares owned by SSTF were issued, or are issuable upon the exercise of warrants issued, to SSTF in a private placement on June 30, 1998. The Registration Statement of which this Prospectus is a part was filed pursuant to the Registration Rights Agreement.

(4) Represents Shares issued, or issuable upon, exercise of the Company's Initial Public Offering Selling Agent Warrants issued on or about July 8, 1992, as amended on December 30, 1994 (the "IPO Warrants") and the Company's Private Placement Selling Agent Warrants issued on or about July 8, 1992, as amended on December 30, 1994 (the "Private Placement Warrants"). Both the IPO Warrants and the Private Placement Warrants entitle the holders thereof to certain "piggyback" registration rights. The Shares indicated are being included in this Registration Statement at the election of the Selling Stockholder pursuant to the exercise of such rights.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders named herein have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus. The Shares offered by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest of the Selling Stockholders. Such sales may be made in one or more transactions on the Nasdaq SmallCap Market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a "block" trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders (and, if they act as agent for the purchaser, from such purchaser), which commissions may, in certain situations, be negotiated and in excess of customary compensation in amounts to be negotiated immediately prior to the sale. Such brokers or dealers, and any other participating brokers or dealers, and certain of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer as principal, a supplemental Prospectus will be filed, pursuant to Rule 424(b) under the Securities Act, setting forth (i) the name of each Selling Stockholder and of the participating broker-dealers(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) other facts material to the transaction.

         The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $22,531.

         The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

         The Company has agreed in the Registration Rights Agreement to use its best efforts to keep the Registration Statement of which this Prospectus is a part continuously effective until the earlier of (i) two years from the date on which warrants now held by SSPEF and SSTF have been exercised in full or (ii) such time as all of the Shares now held by SSPEF and SSTF have been sold.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Ropes & Gray, Boston, Massachusetts.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               [Remainder of this page intentionally left blank.]

================================================================================

         NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS SET FORTH UNDER "SELLING STOCKHOLDERS" OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  ------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Available Information .................................................     2
Incorporation of Certain Documents by Reference .......................     2
Risk Factors ..........................................................     3
The Company ...........................................................     7
Use of Proceeds .......................................................     7
Selling Stockholders ..................................................     7
Plan of Distribution ..................................................     9
Legal Matters .........................................................    10
Experts ...............................................................    10


================================================================================


================================================================================

                        1,086,900 Shares of Common Stock

                       PRECISION OPTICS CORPORATION, INC.









                               _____________, 1998









================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of the expenses incurred or expected to be incurred by the Company in connection with the offering described in this Registration Statement. No portion of such expenses are expected to be borne by Selling Stockholders. (Items marked with an asterisk (*) represent estimated expenses):

         Registration Fee..........................................   $   416
         Printing Cost*............................................   $ 1,115
         Legal Fees*...............................................   $18,000
         Accounting Fees*..........................................   $ 2,000
         Miscellaneous*............................................   $ 1,000

              TOTAL*...............................................   $22,531
                                                                      =======
ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

         The Company's articles of organization provide that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The by-laws of the Company provide generally that the Company shall, to the extent legally permissible, indemnify its directors and officers against all liabilities and expenses incurred by them in connection with the defense or disposition of any action, suit or other proceeding in which he may be involved, or by which he may be threatened, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. In addition, the Company holds a directors and officers liability policy.

ITEM 16.  EXHIBITS

         The following exhibits are filed herewith:

Exhibit
  No.                                 Title
-------                               -----

  2.1 Stock Subscription Agreement dated as of June 30, 1998 by and among the Company, Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. (1)

  4.1         Articles of Organization of the Company (2)

  4.2         By-laws of the Company (3)

  4.3         Specimen Common Stock Certificate (2)

  4.4 Registration Rights Agreement dated as of June 30, 1998 by and among the Company, Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. (1)

  4.5 Common Stock Purchase Warrant dated June 30, 1998 issued to Special Situations Private Equity Fund, L.P. (1)

  4.6 Common Stock Purchase Warrant dated June 30, 1998 issued to Special Situations Technology Fund, L.P. (2)

  4.7         Sample Initial Public Offering Selling Agent Warrant dated
              December 30, 1994

  4.8         Sample Private Placement Selling Agent Warrant dated December 30,
              1994

  5.1         Opinion of Ropes & Gray

  23.1        Consent of Arthur Andersen LLP

  23.2 Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.1)

  24.1 Power of Attorney (to be included as part of signature page filed herewith)

  27.1        Financial Data Schedule

              (1) Incorporated herein by reference to the Company's 1998 Annual Report on Form 10-KSB.

              (2) Incorporated herein by reference to the Company's Registration Statement on Form S-18 (No. 33-36710-B).

              (3) Incorporated herein by reference to the Company's 1991 Annual Report on Form 10-KSB.

ITEM 17.  UNDERTAKINGS

(a)  The Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the Prospectus included within this Registration Statement any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                [Remainder of this page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gardner, Massachusetts, on the 23rd day of October, 1998.

                                          PRECISION OPTICS CORPORATION, INC.




                                          By: /s/ Richard E. Forkey
                                              ----------------------------------
                                              Richard E. Forkey
                                              Chairman, Chief Executive Officer
                                              and President


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Precision Optics Corporation, Inc., hereby severally constitute and appoint Richard E. Forkey and Jack P. Dreimiller and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all additional amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Precision Optics Corporation, Inc. to comply with the provisions of the Securities Act of 1993, as amended, and all applicable requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Capacity                        Date
---------                       --------                        ----

/s/ Richard E. Forkey           Chairman of the                 October 23, 1998
------------------------        Board of Directors,
Richard E. Forkey               Chief Executive Officer
                                and President
                                (principal executive officer)

/s/ Jack P. Dreimiller          Senior Vice President,          October 23, 1998
------------------------        Finance, Chief Financial
Jack P. Dreimiller              Officer and Clerk (principal
                                financial and accounting
                                officer)

/s/ Edward A. Benjamin          Director                        October 23, 1998
------------------------
Edward A. Benjamin

/s/ H. Angus Macleod            Director                        October 23, 1998
------------------------
H. Angus Macleod

/s/ Austin W. Marxe             Director                        October 23, 1998
------------------------
Austin W. Marxe

/s/ Joel R. Pitlor              Director                        October 23, 1998
------------------------
Joel R. Pitlor

/s/ Robert R. Shannon           Director                        October 23, 1998
------------------------
Robert R. Shannon